UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

HOOKIPA Pharma Inc.

(Exact name of  registrant as specified in its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOOK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Asset Purchase Agreement

On May 21, 2025, (the “Execution Date”) HOOKIPA Pharma Inc., a Delaware corporation (the “Company”), Hookipa Biotech GmbH, the Company’s wholly owned subsidiary (“Hookipa Biotech” and together with the Company, the “Sellers”), and Gilead Sciences, Inc. (“Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Purchaser will (i) acquire all of the Sellers’ assets primarily related to or necessary for the conduct of the Sellers’ HB-400 program, currently in clinical development for the treatment of hepatitis B virus, and certain of the Sellers’ assets related to the Sellers’ HB-500 program, currently in clinical development for the treatment of human immunodeficiency virus and (ii) assume liabilities under contracts transferred to Purchaser under the Asset Purchase Agreement and liabilities arising out of the use, ownership, possession, operation or sale of transferred assets after the Closing (as defined below), subject to certain exceptions (collectively, the “Asset Sale”). Purchaser will not acquire, among other assets, the Phase 1b clinical trial of HB-500, any and all assets solely related to the Sellers’ other clinical and preclinical programs, including eseba-vec, HB-300 and HB-700, employee contracts, cash, accounts receivable (subject to certain exceptions), real property or equipment. The Sellers have been developing the HB-400 and HB-500 programs in collaboration with Purchaser pursuant to that certain Amended and Restated Research Collaboration and License Agreement, dated as of February 15, 2022, by and between Purchaser and Hookipa Biotech (the “Collaboration Agreement”). Pursuant to the Asset Purchase Agreement, Purchaser will pay to the Sellers an aggregate purchase price of up to $10,000,000 in cash, with $3,000,000 due to the Sellers at the closing of the Asset Sale (the “Closing”), and up to $7,000,000 due in three stages upon completion of a three-phase transfer plan (the “Transfer Plan”) for the transferred assets (the “Transfer Completion Payments”), with $3,000,000 payable upon completion of the first phase and $2,000,000 payable upon completion of each of the second and third phases.

The Asset Purchase Agreement, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement have been approved by the board of directors of the Company (the “Board”). The Asset Purchase Agreement, the Asset Sale and other transactions contemplated by the Asset Purchase Agreement must also be approved by the Company’s stockholders as a condition to the Closing.

The Asset Purchase Agreement contains customary representations, warranties, conditions and covenants, including covenants (i) concerning the conduct of business by the Sellers prior to the Closing and (ii) prohibiting the Sellers and their representatives from soliciting, initiating, proposing, knowingly encouraging, knowingly facilitating or assisting any other acquisition proposal, subject to certain limited exceptions. The Company has agreed to use its reasonable best efforts to obtain stockholder approval of the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated thereby. In addition, the Company and Purchaser have agreed to use their commercially reasonable efforts to consummate the Asset Sale and other transactions contemplated by the Asset Purchase Agreement.

The Company will prepare and file a proxy statement (“Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, will include the Board’s recommendation that the Asset Purchase Agreement and the Asset Sale be approved by the Company’s stockholders (the “Board Recommendation”) at a special meeting of the Company’s stockholders (the “Special Meeting”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Asset Purchase Agreement, include changing the Board Recommendation if the Company has received an acquisition proposal that the Board has concluded in good faith is a superior proposal if, and among other things, the Board has determined in good faith after consultation with its financial advisor (if any) and legal counsel that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

Each party’s obligation to consummate the Asset Sale is conditioned upon certain closing conditions, including the accuracy of the other party’s representations and warranties as of the Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the other party of its obligations and covenants under the Asset Purchase Agreement in all material respects, the Company obtaining the requisite stockholder approval, approval (or decision that no approval is required) of applicable Austrian or other regulatory authorities, the delivery of certain related ancillary documents by the other party and the absence of any injunction or other legal prohibitions preventing consummation of the Asset Sale. Purchaser’s obligation to consummate the Asset Sale is also conditioned upon, among other things, the absence of any action limiting or restricting Purchaser or its affiliates from owning, conducting or operating the business of Purchaser or any of its affiliates or limiting or restricting the ownership, conduct or operation of the HB-400 program, the HB-500 program or the transferred assets, the receipt of certain third party consents and no material adverse effect having occurred, or reasonably being expected to occur, on the HB-400 program, the HB-500 program, the transferred assets and the assumed liabilities, taken as a whole, or the ability of Sellers to perform their obligations under the Asset Purchase Agreement and consummate the transactions contemplated thereby, subject to certain exceptions.

Each Seller has also agreed to indemnify Purchaser from and against any losses due to breaches of the Sellers’ fundamental representations and warranties and Sellers’ covenants contained in the Asset Purchase Agreement, certain employee matters, taxes and certain other excluded liabilities, with Purchaser’s recovery for such losses associated with breaches of fundamental representations and warranties, but not losses in the case of fraud or insolvency, limited to, (i) with respect to claims asserted between the Closing and the first anniversary of Closing, the purchase price then paid or due to be paid, (ii) with respect to claims asserted following the first anniversary of Closing until the second anniversary of Closing, the lesser of (x) the purchase price then paid or due to be paid and (y) $7,000,000 and (iii) with respect to claims asserted following the second anniversary of Closing, the lesser of (x) the purchase price then paid or due to be paid and (y) $3,000,000, which Purchaser may set-off against any Transfer Completion Payments payable to the Sellers after the Closing and subject to certain specified limitations set forth in the Asset Purchase Agreement. Purchaser has agreed to indemnify the Sellers from and against any losses due to breaches of Purchaser’s fundamental representations and warranties and Purchaser’s covenants contained in the Asset Purchase Agreement and any assumed liability, with the Sellers’ recovery for such losses associated with breaches of fundamental representations and warranties limited to, (i) with respect to claims asserted between the Closing and the first anniversary of Closing, $10,000,000, (ii) with respect to claims asserted following the first anniversary of Closing until the second anniversary of Closing, $7,000,000 and (iii) with respect to claims asserted following the second anniversary of Closing, $3,000,000.

The Asset Purchase Agreement contains certain customary termination rights in favor of each of the Sellers and Purchaser, including Purchaser’s right to terminate the Asset Purchase Agreement if the Board changes the Board Recommendation or either Seller enters into an alternative acquisition agreement. In addition, the Asset Purchase Agreement may be terminated by either party if the Closing has not occurred by the six-month anniversary of the Execution Date, unless such party’s material breach of the Asset Purchase Agreement caused or resulted in the failure of the Closing to have occurred. In connection with a termination of the Asset Purchase Agreement by Purchaser under specified circumstances, including due to a change in the Board Recommendation, the Company accepting a superior proposal or either Seller entering into an alternative acquisition agreement, or as a result of certain breaches of the Company’s obligations to obtain stockholder approval and not to solicit alternative acquisition transactions (if an alternative acquisition proposal shall have become publicly known and not withdrawn prior to termination and within 12 months after such termination a Seller enters into an alternative acquisition agreement or consummates any alternative acquisition transaction), the Company will be required to reimburse Purchaser for its reasonable, documented out-of-pocket expenses, up to a maximum of $400,000, incurred in connection with the negotiation and performance of the transactions contemplated by the Asset Purchase Agreement.

The Asset Purchase Agreement has been included as an exhibit hereto solely to provide investors with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Sellers. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement as of the dates specified therein and solely for the benefit of the parties to the Asset Purchase Agreement. In addition, the representations, warranties and covenants contained in the Asset Purchase Agreement may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Asset Purchase Agreement, including the Sellers’ representations, warranties and covenants being qualified by confidential disclosure schedules made for the purpose of allocating contractual risk among the parties as opposed to establishing such matters as facts, and may further be subject to certain standards of materiality applicable to the parties that differ from those applicable to investors. As a result, investors should not rely on the representations, warranties and covenants included in the Asset Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company and its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the terms of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of Gilead Collaboration Agreement

Under the Collaboration Agreement, the Company is responsible for conducting the HB-500 Phase 1b clinical trial pursuant to the HIV Development Plan (as defined in the Collaboration Agreement), which trial is currently ongoing. In connection with entering into the Asset Purchase Agreement, Hookipa Biotech and Purchaser entered into a letter agreement on the Execution Date (the “Collaboration Agreement Amendment”) pursuant to which Purchaser consented to the Company’s request to wind-down the HB-500 trial.

The foregoing description of the terms of the Collaboration Agreement Amendment is not complete and is qualified in its entirety by reference to the Collaboration Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Asset Purchase Agreement, Hookipa Biotech and Purchaser agreed that the Collaboration Agreement will terminate and be of no further force and effect (other than with respect to certain agreed provisions that will survive termination) effective as of the Closing.

Additionally, the Company and the Purchaser agreed that the Amended and Restated Stock Purchase Agreement, dated as of December 20, 2023, by and between the Company and Purchaser (the “Stock Purchase Agreement”), will terminate in accordance with its terms, effective as of the Closing.

A description of the material terms of the Collaboration Agreement and the Stock Purchase Agreement is included under the caption “Item. 1 Business—Gilead Collaboration Agreement and Stock Purchase Agreement” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2025, in connection with the approval of the transactions contemplated by the Asset Purchase Agreement and the Dissolution (as defined in Item 8.01 below), the Board approved an amendment (the “Employment Agreement Amendment”) to the existing Employment Agreement (the “Employment Agreement”), dated July 22, 2024, by and between the Company’s chief executive officer, Dr. Malte Peters, and Hookipa Biotech.

Pursuant to the Employment Agreement Amendment, which will become effective upon the Closing of the Asset Sale, Dr. Peters will assume additional responsibility for liquidating Hookipa Biotech as efficiently as possible if and when the Company, as the sole shareholder of Hookipa Biotech, approves the dissolution of Hookipa Biotech (such date, the “Subsidiary Dissolution Date”). The Employment Agreement Amendment provides that, in light of consummation of the Asset Sale constituting a Change in Control within the meaning of the Employment Agreement, Dr. Peters shall become eligible for the cash severance benefits described in Sections 5.1(a)(i) of the Employment Agreement and accelerated vesting of his outstanding stock option and restricted stock unit equity incentive awards as described in Section 5.1(a)(iii) of the Employment Agreement, 50% of which is payable (or will vest and be settled, as the case may be) within 14 days following the Closing and the remainder of which will be payable (or vest and be settled) within 30 days following the date when, with certain exceptions, Hookipa Biotech’s business has been fully wound down. Pursuant to the Employment Agreement Amendment, Dr. Peters will release any claims he may have as of the Closing.

Dr. Peters will continue to receive his current base salary as of the effective date, but all incentive compensation agreements or awards for which Dr. Peters is otherwise eligible will be replaced with an incentive compensation bonus (the “Special Dissolution Success Bonus”) that is payable upon completion of the dissolution of Hookipa Biotech in an amount ranging from 150% to 75% of Dr. Peters’ current target performance bonus (55% of base salary): the Special Dissolution Success Bonus will be paid at the 150% level (€482,591) if the completion occurs within eight months following the Subsidiary Dissolution Date, and the bonus will decrease by 16⅔% per month if the completion occurs during the following three months (i.e. the bonus would be payable at 100% (€321,727) if the completion occurs during the month ending on the eleven-month anniversary of the Subsidiary Dissolution Date) and decrease by an additional 8⅓% per month thereafter, with no Special Dissolution Success Bonus payable if the dissolution is not completed by the 14-month anniversary of the Subsidiary Dissolution Date.

The term of the Employment Agreement, as amended by the Employment Agreement Amendment, will end on the 17-month anniversary of the Subsidiary Dissolution Date, unless terminated earlier by either party. Pursuant to the Employment Agreement Amendment, each of Hookipa Biotech and Dr. Peters may terminate the Employment Agreement with two months’ notice, and if prior to the 14-month anniversary of the Subsidiary Dissolution Date Hookipa Biotech terminates Dr. Peters and there is no good cause for doing so that corresponds to a reason for dismissal within the meaning of Section 27 of the Austrian Salaried Employees Act, or Dr. Peters resigns for good cause within the meaning of Section 26 of the Austrian Salaried Employees Act, Dr. Peters will be entitled to the Special Dissolution Success Bonus that would be payable upon completion of the dissolution as of the termination date.

Pursuant to the Employment Agreement Amendment, Dr. Peters will not be bound by the noncompetition and nonsolicitation provisions of the Employment Agreement in the event the Employment Agreement automatically terminates on the 17-month anniversary of the Subsidiary Dissolution Date or if the Special Dissolution Success Bonus has been earned.

The foregoing description of the Employment Agreement Amendment and the changes made to the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement Amendment, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 8.01 Other Information.

On May 20, 2025, and in connection with the approval of the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, the Board approved the Company taking steps to effect the dissolution of the Company (the “Dissolution”). The Asset Purchase Agreement, the Asset Sale, and the Dissolution are subject to the approval of the Company’s stockholders. The Company intends to file the Proxy Statement with the SEC with respect to the Special Meeting, at which meeting the Company’s stockholders will be asked to, among other items, consider and approve the Asset Purchase Agreement, the Asset Sale, and the Dissolution.

If the Company’s stockholders approve the Asset Purchase Agreement, the Asset Sale and the Dissolution, the Company intends to file a Certificate of Dissolution (the “Certificate of Dissolution”) with the Delaware Secretary of State promptly following the completion of the Transfer Plan. Upon the Company’s filing of a Certificate of Dissolution with the Delaware Secretary of State, the Company will have three years to wind up its affairs. After filing the Certificate of Dissolution, the Board will approve a plan of distribution (the “Plan of Distribution”), which will provide for a contingency reserve to satisfy claims and authorize distributions to stockholders of any available proceeds, including from the Asset Sale, in excess thereof. The amount and timing of the distributions to stockholders will be determined by the Board in its discretion, subject to the provisions of the Plan of Distribution and the requirements of the Asset Purchase Agreement. However, there can be no assurance as to the timing and amount of distributions to the Company’s stockholders, if any, because there are many factors, some of which are outside of the Company’s control, that could affect the Company’s ability to make such distributions.

In addition, if the Company’s stockholders approve the Asset Sale and the Dissolution, Hookipa Biotech intends to file a registration of dissolution with the Austrian commercial register and wind down its business and affairs, which is expected to occur promptly following the completion of the Transfer Plan, followed by a registration of deletion at the end of the liquidation process.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which include, but are not limited to, statements regarding or implying the Company’s expectations and intentions regarding the completion or effects of the Asset Sale and the Dissolution, its intention to file the Proxy Statement for the Special Meeting to approve the Asset Sale and the Dissolution, including the recommendation of the Board that the Asset Purchase Agreement and the Dissolution be adopted by the Company’s stockholders, its expectation of filing a Certificate of Dissolution, adopting a Plan of Distribution and making distributions to stockholders and the timing thereof, the effective date of the Employment Agreement Amendment and completion of the obligations thereunder, and other statements that do not relate solely to historical or current facts. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Asset Sale, satisfaction of closing conditions precedent to the consummation of the Asset Sale, potential delays in consummating the Asset Sale, completion of the phases of the transfer plan and receipt of the Transfer Completion Payments, the ability of the Company to timely prepare and file the Proxy Statement for the Special Meeting, the potential that the Company’s stockholders do not approve the Asset Sale or the Dissolution, the execution costs to the Company of the Asset Sale and the Plan of Distribution, the impact of these costs and other liabilities on the Company’s cash, property and other assets, the amount and timing of any liquidating distribution, the extent of contingency reserves for costs and liabilities and the expectation that the Employment Agreement Amendment will become effective. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this information statement are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

The Company intends to file the Proxy Statement, including any amendments or supplements thereto, with the SEC with respect to the Special Meeting to be held in connection with the Asset Sale and the Dissolution. Promptly after filing the definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the Special Meeting to consider the Asset Sale and the Dissolution. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC IN CONNECTION WITH THE ASSET SALE AND THE DISSOLUTION, INCLUDING ANY DOCUMENT INCORPORATED BY REFERENCE THEREIN, CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOU THE PARTIES TO THE ASSET PURCHASE AGREEMENT, THE ASSET SALE, THE DISSOLUTION AND RELATED MATTERS. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, if and when filed, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Asset Sale and the Dissolution at the SEC’s website (http://www.sec.gov). Copies of the definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Asset Sale and the Dissolution will also be available, free of charge, on the Company’s website at www.hookipapharma.com. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant documents (when available) by directing a written request to HOOKIPA Pharma Inc., Attn: Corporate Secretary, 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, NY 10118, USA. The Company’s website address is provided as an inactive textual reference only. The information provided on, or accessible through, the Company’s website is not part of this Current Report on Form 8-K, and therefore is not incorporated herein by reference.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed “participants” in any solicitation of proxies from the Company’s stockholders with respect to the Asset Sale and the Dissolution. Information regarding the identity of the Company’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is contained in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025. Information regarding subsequent changes to the holdings of the Company’s securities by the Company’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available on the Company’s website at www.hookipapharma.com or through the SEC’s website at www.sec.gov. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy statement relating to the Asset Sale and the Dissolution if and when it is filed with the SEC. The Proxy statement, if and when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at the Company’s website at www.hookipapharma.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
2.1*	Asset Purchase Agreement, dated as of May 21, 2025, by and among HOOKIPA Pharma Inc., Hookipa Biotech GmbH and Gilead Sciences, Inc.
10.1*	Letter Agreement, dated as of May 21, 2025, by and between Hookipa Biotech GmbH and Gilead Sciences, Inc.
10.2#	Employment Agreement Amendment, dated as of May 21, 2025, by and between Hookipa Biotech GmbH and Malte Peters
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.
#	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2025	HOOKIPA Pharma Inc.

	By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	Executive Vice President and Chief Financial Officer